UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2015

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, the Board of Directors elected Donald R. Knauss and Robert L. Edwards as directors of Target Corporation.

Mr. Knauss was Executive Chairman of The Clorox Company from November 2014 until July 2015, and served as Chairman and Chief Executive Officer of The Clorox Company from October 2006 until November 2014.

Mr. Edwards was Chief Executive Officer of Safeway, Inc. from May 2013 until April 2015, and previously served as President and Chief Financial Officer of Safeway, Inc. from April 2012 to May 2013, and as Executive Vice President and Chief Financial Officer of Safeway, Inc. from March 2004 to April 2012.

The Board has appointed Mr. Knauss to the Compensation and Nominating & Governance Committees, and Mr. Edwards to the Audit and Finance Committees.

Each new director received a one-time grant of RSUs with a $50,000 grant date fair value and will receive the annual compensation we provide to non-employee directors described in our most recent proxy statement under the heading “Director Compensation.”

A copy of the News Release announcing this change to the Board of Directors is attached hereto as Exhibit (99).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Target Corporation’s News Release dated August 12, 2015 relating to a Change to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: August 12, 2015	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)	Target Corporation’s News Release dated August 12, 2015 relating to a Change to the Board of Directors.	Filed Electronically